                            --------------------
                             ORRICK, HERRINGTON
                               & SUTCLIFFE LLP

                              January 28, 1998


Shoe Pavilion, Inc.
3200-F Regatta Boulevard
Richmond, California 94804

     Re:  Shoe Pavilion, Inc.
          Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with a proposed sale by Shoe Pavilion, Inc., a Delaware corporation (the Company") of up to 2,070,000 shares of common stock, $.001 par value (the "Common Stock").

     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that the 2,070,000 shares of Common Stock to be issued and sold by the Company (of which up to 270,000 shares are to be issued to cover over-allotments, if any) are validly authorized shares of Common Stock, and, when issued against payment of the purchase price therefor, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the Prospectus included therein, and any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                Very truly yours,


                                Orrick, Herrington & Sutcliffe llp


                            --------------------
           Old Federal Reserve Bank Building - 400 Sansome Street
                   San Francisco, California - 94111-3143
               Telephone 415 392 1122 - Facsimile 415 773 5759
             Los Angeles - New York - Sacrament - Silicon Valley
                    Singapore - Tokyo - Washington, D.C.